                                                                   Exhibit 10.15

                                   GROSS LEASE

                                    Landlord

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                       and

                                     Tenant

                              OPEN SOLUTIONS, INC.

                                     Dated:

                                February 29, 1996

                                    Premises:

                             300 WINDING BROOK DRIVE
                            GLASTONBURY, CONNECTICUT
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                                Table of Contents

      Article                                                             Page
      -------                                                             ----

1.    PREMISES .........................................................    1

2.    DEFINITIONS ......................................................    1

3.    TERM .............................................................    2

4.    USE OF PREMISES ..................................................    2

5     RENT .............................................................    3

6.    CONSTRUCTION .....................................................    3

7.    ADDITIONAL RENT ..................................................    4

8.    INCREASE IN REAL ESTATE TAXES ....................................    5

9.    ALTERATIONS, IMPROVEMENTS, ETC ...................................    6

10.   REPAIRS ..........................................................    6

11.   PARKING ..........................................................    6

12.   UTILITIES AND SERVICES ...........................................    6

      (a)   HVAC .......................................................    6
      (b)   Water ......................................................    6
      (c)   Electricity ................................................    6
      (d)   Cleaning ...................................................    7
      (e)   Security ...................................................    7
      (f)   Interruption of Services ...................................    7
13.   INSURANCE ........................................................    8

14.   SUBORDINATION ....................................................    8

15.   DESTRUCTION, FIRE OR OTHER CAUSES ................................    9

16.   EMINENT DOMAIN ...................................................   10

17.   SUBLETTING .......................................................   10

18.   FEES AND EXPENSES ................................................   11

19.   NO REPRESENTATIONS BY LANDLORD, ETC ..............................   11

20.   QUIET ENJOYMENT ..................................................   12

21.   DEFAULT ..........................................................   12

22.   REMEDIES OF LANDLORD .............................................   13

23.   RIGHT TO EXHIBIT PREMISES AND ACCESS TO PREMISES .................   14


                                        i
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      Article                                                             Page
      -------                                                             ----

24.   RULES AND REGULATIONS ............................................   14

25.   BROKERAGE ........................................................   14

26.   FORCE MAJEURE ....................................................   14

27.   SECURITY DEPOSIT .................................................   15

28.   LEASE STATUS AND NOTICE ..........................................   15

29.   ASSIGNS ..........................................................   16

30.   OPTION TO EXTEND .................................................   16

31.   EXPANSION OPTION .................................................   17

32.   SIGNAGE ..........................................................   18

33.   SEVERABILITY .....................................................   18

34.   SURRENDER OF PREMISES ............................................   18

35.   GOVERNING LAW ....................................................   18

36.   LITIGATION EXPENSES ..............................................   18

Exhibits

      A -- Description of Demised Premises (Floor Plan)

      B -- Property Description

      C -- Work Letter/Tenant Improvement Allowance

      D -- Building Rules and Regulations

      Lease dated the 29 day of February, 1996, by and between Principal Mutual Life Insurance Company, an Iowa Corporation, with an office at 711 High Street, Des Moines, Iowa, 50392 ("Landlord") and Open Solutions, Inc., with an office at 300 Winding Brook Drive, Glastonbury, Connecticut ("Tenant").

                                   WITNESSETH:

      1. PREMISES. Landlord hereby leases to Tenant, for the terms and upon the rentals hereinafter specified, the following premises: approximately 14,275 rentable square feet (the "Premises") on the 1st floor in the building known as 300 Winding Brook Drive, Glastonbury, Connecticut (the "City"). The Premises are described on Exhibit A attached hereto and made a part hereof. Said building and the land shown on Exhibit B hereto are herein collectively referred to as the "Building".

      2. DEFINITIONS. Terms used in this Lease shall have the following meanings:

            (i)   Base Rent: $1,191,010.83

            Lease Years  Annual Base Rent  Monthly Installment
            -----------  ----------------  -------------------

                  1         $ 83,270.83      $11,895.83
                  2         $149,173.75      $12,431.15
                  3         $163,448.75      $13,620.73
                  4         $177,723.75      $14,810.31
                  5         $185,575.00      $15,464.58
                  6         $214,125.00      $17,843.75
                  7         $217,693.75      $18,141.15

            (ii)  Tax Base Year: Calendar Year 1996
                  Base Year:     Calendar Year 1996

            (iii) Tenant's Proportionate Share: 46.2%

            (iv) Number of parking spaces available for Tenant's use: 56, based upon four spaces per 1,000 rentable square feet leased.

            (v)   The Brokers: William Raveis Real Estate
                               Servus Management Corporation

            (vi) Lease Year: Consecutive 12 month periods during the Term, with the first Lease Year commencing on the first day of the month in which the Commencement Date falls.
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                                        2


      3. TERM. TO HAVE AND TO HOLD the Premises for a term (the "Term"), commencing on a date (the "Commencement Date") which shall be the earlier of (a) May 1, 1996 or (b) the date premises will be made availabe for tenant's occupancy, and ending on April 30, 2003. thereafter (the "Expiration Date"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Anything herein to the contrary notwithstanding, the first monthly installment of Base Rent shall be payable on the execution hereof. If the Tenant occupies the space earlier than May 1, 1996, an addendum will be attached to this lease which will define the amended Commencement Date and Expiration Date.

      4. USE OF PREMISES. (a) Tenant shall use the Premises only for general and administrative offices and for no other purpose. Except as provided herein, no signs of any kind shall be installed or maintained on the exterior of the Building, or in the Premises which shall be visible form outside the Building, without the prior written consent of Landlord and without conforming said sign to local ordinances. Such consent shall not be unreasonably withheld. Tenant will not interfere with the conduct of business by other tenants or occupants of the Building or permit actions constituting a private nuisance, including without limitation, the occupation by Tenant or its employees, agents or invitees of more than the number of parking places allocated to Tenant. In connection with, and incidental to, Tenant's use of the Premises as provided in this subsection, Tenant, at its sole cost and expense and upon compliance with all applicable legal requirements, may install a microwave or convection ovens, kitchenettes and dishwashers in the Premises for the purpose of warming or re-heating food for the employees and business guests of Tenant (but not for use as a public restaurant), provided that Tenant shall obtain all permits required by any governmental authorities for the operation thereof and such installation shall comply with the provisions of this Lease.

            (b) Tenant, at its expense, shall comply with all laws, orders and regulations of Federal, State and municipal authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof; including without limitation the Americans With Disabilities Act (as amended from time to time and as may be superseded from time to time, the "Act") and any environmental laws, including without limitation structural changes. Anything in the preceding sentence to the contrary notwithstanding, if alterations to the Premises are required under the Act because of the type of business of another tenant of the Building, alterations made to its space by another tenant of the Building or alterations to the common areas of the Building (the "Common Areas") made by Landlord, then Landlord shall, at its expense, make the alterations to the Premises required under the Act. To the best of Landlord's knowledge, the Common Areas comply with applicable laws, codes and regulations, including the Act.

            (c) Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with fire, public liability or other insurance policies covering the Building. Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters or other similar body or authority having jurisdiction and shall not do or permit anything to be done in or upon the Premises or the Building, or bring or keep anything
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                                        3


therein, which is prohibited by the fire department or any of such Boards of Fire Underwriters or other body or authority or which would increase the rate of fire insurance applicable to the Building over that in effect on the Commencement Date of this Lease. If, by reason of failure to comply with the provisions of the Section 4, any insurance rate for the Building shall, on the Commencement Date or at any time thereafter, be higher than it otherwise would be, then Tenant upon demand shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant.

            (d) Tenant shall, at Tenant's expense, keep and maintain the Premises in compliance with all local, state and Federal environmental laws, ordinances and regulations, including without limitation ss.ss. 22a-448 through 22a-457 of the Connecticut General Statutes, 42 U.S.C. ss.9601 et seq., 42 U.S.C. ss.6901 et seq., 49 U.S.C. ss.1801 et seq., and the regulations promulgated thereunder, (all of the foregoing being referred to collectively as the "Environmental Laws"). During the Lease term, Tenant shall permit no spills, discharges, or releases of any hazardous, radioactive or polluting substances, including without limitation any oil or petroleum products or any chemical liquids or solids (all of the foregoing being referred to collectively as "Hazardous Materials"). In addition to the matters provided for in subsection 13
(c), Tenant will indemnify, defend and hold harmless Landlord, its successors and assigns from and against any claim, liability, cost, damage, expense, response or remedial action costs (including without limitation attorneys' fees, and costs of investigation or audit) relating to: (i) the presence, use or storage on or under the Premises, or any spill, discharge or release from the Premises, of any Hazardous Material during the Lease term; (ii) any failure of the Premises to comply with any applicable Environmental Law, unless such noncompliance results from the conduct of Landlord and/or a prior occupant; or
(iii) any loss of value of the Premises, including without limitation any loss of value arising from the imposition of any lien against the Premises, unless such loss of value of the Premises, including without limitation any loss of value arising from the imposition of any lien against the Premises, unless such loss of value results from the conduct of Landlord and/or a prior occupant. The foregoing indemnity shall survive the expiration or termination of this Lease, and any claim hereunder must be made within five years after such expiration or termination.

      5. RENT. Commencing on the Commencement Date, Tenant receives a rent concession in months 1, 2, 3, 6 and 7 in year 1 by Landlord. Tenant shall begin paying rent to Landlord in months 4 and 5, and then resume regular monthly payments in month 8. Tenant shall pay to Landlord the Base Rent without demand and without setoff or deductions of any kind, in equal monthly installments, in advance, on the first day of each calendar month of the Term at the address of Landlord stated above or such other place as Landlord may designate in writing form time to time, with payment in advance of appropriate fractions of a monthly payment for any portion of a month at the expiration or prior termination of the Term. Every amount payable by Tenant hereunder in addition to Base Rent and Additional Rent are herein collectively referred to as the "Rent". Any Rent not paid by Tenant on or before the due date thereof shall thereafter be payable with a late charge equal to 5% of the unpaid installment, payable as Additional Rent.

      6. CONSTRUCTION.

            See Exhibit C attached hereto.
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                                        4


      7. ADDITIONAL RENT. (a) After the expiration of the Base Year and of each succeeding calendar year ("Operating Year"), Landlord shall furnish Tenant a written statement prepared by Landlord of the Operating Expenses of the Building, as defined in paragraph 7.(b) herein, incurred for such year. During the period of 60 days after receipt of Landlord's statement, Tenant may inspect and audit the records of the material reflected in said Landlord's statement at a reasonable time mutually agreeable to Landlord and Tenant. Failure of Tenant to challenge any item in such statement within 90 days after receipt shall be a waiver of Tenant's right to challenge such item for such year. Within 30 days after receipt of such statement for any Operating Year setting forth any increase of Operating Expenses during such Operating Year over the Operating Expenses in the Base Year (said increase being referred to herein as the "Cost Increase", Tenant shall pay Tenant's Proportionate Share of the Cost Increase (less the amount of Tenant's projected share paid by Tenant on account thereof) to Landlord as Additional Rent.

            (b) The Operating Costs of the Building are hereby defined to include all charges for management fees, all charges for security, heat, air conditioning, utilities, insurance, janitorial and cleaning services; all salaries, wages, payroll taxes, and other personnel costs of engineers, superintendents, watchmen and other building workers or employees; all charges under maintenance, and service contracts or for on-call services for chillers, boilers, controls and/or elevators; all charges for landscaping, window cleaning, and building grounds, plaza and parking lot maintenance; all charges for personal property taxes (if any) in connection with personal property used in the operation of the Building; all costs of licenses and permits of Building operation and maintenance; and all other maintenance operation, services or repair, excluding major component replacement, expenses and costs of supplies expended in connection with the Building, the suites therein, or the real property, which charges are or may be deducted (and not capitalized) for Federal Income Tax purposes; and also including straight line depreciation intention of lowering of Operating Costs.

            (c) Commencing with the first Operating Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's projected share. Such projected share shall be equal to Landlord's Increase for the Operating Year. On the first day of each month of each Operating Year during the Term, and within 30 days after Tenant's receipt of Landlord's written estimate, Tenant shall pay to Landlord one-twelfth of its projected share of the estimated Cost Increase for such Operating Year. If Landlord's statement after the end of an Operating Year shall indicate that Tenant's projected share exceeded Tenant's Proportionate Share of Cost Increase, Landlord shall forthwith, at Landlord's option, either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of Additional Rent due hereunder. If Landlord's statement shall indicate that Tenant's Proportionate Share of Cost Increase exceeded Tenant's projected share for the completed Operating Year, Tenant shall, subject to the provisions of subsection 7 (a) herein, pay the amount of such excess to Landlord within 30 days after demand. If said Landlord's statement is furnished to Tenant after the commencement of a subsequent Operating Year, there shall be promptly paid by Tenant to Landlord or vice versa, as the case may be, an amount equal to the portion of such payment or credit allocable to the part of such Operating Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Landlord's statement is furnished to Tenant.

            (d) Landlord's failure to render Landlord's statement with respect to any Operating Year or Tax Year, or Landlord's delay in rendering said statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's statement with respect to that or any subsequent Operating Year or Tax Year; provided, however, that Landlord's failure to render a statement within two years after the end of any Operating Year or Tax Year shall be deemed a waiver of Landlord's right to render a Landlord's statement for such year. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent, which obligations have accrued prior to the expiration or sooner termination of the Term, shall survive the expiration or any sooner termination of the Term. Any dispute under this Section shall be determined by arbitration in Hartford, Connecticut, under the then commercial rules of the American Arbitration Association, and any award shall be binding upon the parties.

      8. INCREASE IN REAL ESTATE TAXES. (a) If Real Estate Taxes with respect to the Building are increased, during any year subsequent to the Tax Base Year, over Real Estate Taxes paid by Landlord during the Tax Base Year, then Tenant shall pay to Landlord, without setoff or deductions of any kind, except as specified in this Lease, as Additional Rent, an amount equal to Tenant's Proportionate Share of such increase. Payment of such increase shall be made in the installments provided by the taxing authority within 30 days after Tenant receives from Landlord notice of such tax increase and a bill for Tenant's Proportionate Share thereof; together with a copy of the applicable bill received by Landlord from the taxing authority. "Real Estate Taxes" shall mean all taxes or assessments and governmental charges, whether Federal, State or municipal, which are levied or charged against real estate, personal property within the Building or rents, or on the right or privilege of leasing real estate or collecting rents thereon and any other taxes and assessments attributable to the Building or its operation, excluding, however, Federal, State or other general income taxes not limited to real property. If the Building shall not be assessed as if it were 95% occupied during the Tax Base Year, then for the Tax Base Year and each subsequent year, Real Estate Taxes shall be adjusted as if the Building were 95% occupied during each such year. If Landlord shall be required under a mortgage or other creditor arrangement to make real estate tax deposits monthly or otherwise, Tenant shall make the same installment payments to Landlord of its share of same.

            (b) Notwithstanding anything to the contrary set forth in this Lease, Real Estate Taxes shall not include (i) any excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, general federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts); (ii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Real Estate Taxes, when due; (iii) any other taxes or assessments charged or levied against Landlord which are not directly incurred as a result of the ownership or operation of the Building; and
(iv) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases.

      9. ALTERATIONS. IMPROVEMENTS. ETC. (a) Alterations, improvements or additions made by Landlord or Tenant upon the Premises or in or on the Building outside the Premises, except furniture, light fixtures, equipment, or movable partitions or trade fixtures installed at the expense of Tenant, shall be the property of Landlord and shall remain and be surrendered with the Premises as a part thereof at the termination of this Lease, without compensation to Tenant, unless Landlord shall require Tenant to remove same.

            (b) Tenant shall not make any alterations, installations or improvements in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld.

      10. REPAIRS. (a) The exterior (excluding windows) and structure of the Building and all parts of the heating, plumbing, electrical and air conditioning systems, except those portions within the Premises (and any supplemental HVAC units installed by or for Tenant), shall be maintained and repaired by Landlord, except if necessitated by the excess use (i.e., greater than normal office use) by, or the negligence or wrongful act of Tenant, its employees, agents or invitees, in which event Tenant shall be responsible for repair or replacement as necessary.

            (b) Tenant, at its expense, shall repair, maintain in good order and condition and replace, if necessary, the interior of the Premises and the Building systems therein. Tenant shall keep the Premises clean and orderly in accordance with Landlord's standards for the Building.

      11. PARKING. Landlord shall maintain the Building's parking lot to be used by Tenant in common with other tenants of the Building. Tenant shall have the right to use the number of unreserved parking spaces specified in Section 2 hereof. Landlord shall have the right, at any time and from time to time during the Term, to designate the parking spaces to be used by Tenant, in which event Tenant shall limit its employee and invitee parking to its assigned spaces and will post markings designating its spaces. Landlord shall have no liability to Tenant if others park in Tenant's assigned spaces. Landlord shall maintain the parking lot and sidewalks in good and orderly condition, including but not limited to reasonably prompt snow removal.

      12. UTILITIES AND SERVICES. (a) HVAC. Mondays through Fridays from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m. (except the days observed by the Federal or the Connecticut state governments as legal holidays), Landlord shall furnish and distribute to the Premises air conditioning and heat with a system designed to maintain an indoor condition of 78(degree) F dry bulb when the outdoor condition is 100(degree) F dry bulb and an indoor condition of 68(degree) F dry bulb when the outdoor condition is 0(degree) F dry bulb.

            (b) Water. Landlord shall supply reasonably adequate quantities of hot and cold water to the Premises for ordinary lavatory and drinking purposes and for Tenant's kitchen area.

            (c) Electricity. (i) Landlord shall cause electric service to be supplied for lighting the Premises and for the operation of ordinary office equipment, with a capacity of seven watts per rentable square foot, and for HVAC, the cost of which shall be included in Operating Expenses.
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                                        7


                  (ii) Landlord shall have the exclusive right, at Tenant's expense, to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice, and the charges for same shall be reasonable.

                  (iii) Landlord shall have the right at any time to install one or more check meters in the Premises at Landlord's expense and to bill Tenant for electrical consumption above seven watts per rentable square foot, at the rate charged to Landlord by the utility company.

            (d) Cleaning. Landlord, at its expense, shall cause the Premises to be cleaned, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), but excluding any portions of the Premises used for the storage, preparation, service or consumption of food or beverages. Tenant shall pay to Landlord, Landlord's reasonable charges for any special or unusual cleaning work in the Premises, including without limitation, the cleaning of private baths, interior glass, pantries, kitchens, lounge areas, panelled and fabric walls, and wood floors.

            (e) Security. In no event shall Landlord be required to provide any security services to the Building. Tenant shall supply such security services to the Premises as Tenant requires, subject to Landlord's prior approval of plans, which shall not be unreasonably withheld.

            (f) Interruption of Services. Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water, or supplies, or other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service.

            Anything in this Lease to the contrary notwithstanding, if: (i) any Essential Service (as defined below) is discontinued to the Premises for more than seven consecutive business days; (ii) Tenant promptly gives Landlord notice of such discontinuance; (iii) such discontinuance does not result from the negligent or willful act or omission of Tenant or Tenant's employees or agents, or from a requirement of Governmental Authority; and (iv) such discontinuance renders any portion of the Premises untenantable shall thereupon abate until such discontinuance is remedied. "Essential Service" means any of the following: heating, ventilating, or cooling (as seasonally required), office electricity, elevator service or plumbing services to the Premises. The abatement provided for in this subsection shall not apply to any discontinuance of an Essential Service caused by casualty or condemnation, which shall be governed respectively by Section 15 and 16 herein. During any period in which the fee owner of the Complex is any superior mortgagee or its affiliate claiming or succeeding to fee title thereunder by foreclosure or deed in lieu of foreclosure of the successor to such superior mortgagee, the provision for abatement in this paragraph shall not be effective.

      13. INSURANCE. (a) Tenant shall, at its expense, secure and maintain General Liability Insurance written on a so-called "Comprehensive" General Liability Form with single limit coverage of at least $3,000,000, with no deductible, naming Landlord as an additional insured under the policy. Tenant shall deliver to Landlord duplicate certificates of such insurance prior to taking occupancy of the Premises and shall delivery new certificates at least 30 days prior to the expiration of the existing coverage. Such certificates shall provide that in the event of termination or material change in coverage, Landlord shall be given ten days' advance notice in writing sent by certified mail to the address of Landlord. Such insurance shall contain a waiver of the insurer's right of subrogation against Landlord.

            (b) Landlord shall carry and maintain throughout the Term, comprehensive "all-risk" fire and casualty insurance covering the Building and other improvements on the Land in an amount necessary to avoid coinsurance, and comprehensive general liability insurance coverage in amounts held by reasonably prudent commercial landlords of comparable first-class office properties in the City. Landlord shall maintain such insurance throughout the Term, subject to changes in amounts which its institutional mortgagee(s) require.

            (c) Landlord and Tenant hereby waive all rights to recover against each other for any loss or damage arising from any cost covered by any casualty insurance required under the Lease, or otherwise actually carried by each of them. Landlord and Tenant will diligently attempt to cause their respective insurers to issue appropriate waiver of subrogation right endorsements to all policies and insurance carried in connection with the Premises or the contents of either of them. Landlord and Tenant hereby agree to look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by the Lease.

            (d) Notwithstanding the foregoing, Tenant shall be entitled to self insure its insurance requirements as set forth in this Lease. Any self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Lease, including, a full waiver of subrogation. If Tenant elects to self-insure as aforesaid, with respect to any claims which may result from incidents occurring during the term of this Lease, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required hereunder would survive.

      14. SUBORDINATION. (a) This Lease is and shall be subject and subordinate to (i) any and all mortgages now or hereafter affecting the fee title of the Building, and to any and all present and future extensions, modifications, renewals, replacements and amendments thereof; and (ii) any and all ground leases now or hereafter affecting the Building or any part thereof and to any and all extensions, modifications, renewals, replacements and amendments thereof. Such subordination is subject to Landlord obtaining a non-disturbance agreement from each mortgagee or ground lessor in the standard form used by such party and which agreement shall provide, inter alia, that Tenant's occupancy of the Premises shall not be disturbed so long as Tenant has and is performing all of its obligations under this Lease, and in the case of a ground lessor, that such ground lessor shall in no event have any rights with respect to Tenant and this Lease other than rights held by Landlord, and that such ground lessor cannot affect Tenant's rights under this Lease so long as Tenant is performing all of its obligations under this Lease. Such agreement shall not relieve the mortgagee or ground lessor from liability for payment of the unpaid portion, if any, of the Allowance payable under Exhibit C hereto.

            Tenant will execute and deliver promptly to Landlord any reasonable certificate or instrument which Landlord, from time to time, may request for confirmation of the provisions of this Section.

            (b) Neither the foreclosure of a superior mortgage nor the termination of a superior ground lease, nor the institution of any suit, action, summary or other proceedings by Landlord or any successor landlord under such ground lease or by the holder of any such mortgage, shall, by operation of law, result in the cancellation or termination of the obligations of Tenant hereunder, and Tenant agrees to attorn to and recognize Landlord and any successor landlord under such ground lease or the holder of any such mortgage, or the purchaser of the Building in foreclosure or any subsequent owner of the fee, as the case may be, as Tenant's landlord hereunder in the event that any of them shall succeed to Landlord's interest in the Premises.

      15. DESTRUCTION, FIRE OR OTHER CAUSES. (a) If the Premises or the Building shall be partially damaged by fire or other casualty so that the damage can reasonably be repaired by Landlord within 120 days from the date of the damage, then the damage shall be diligently repaired by and at the expense of Landlord (to the extent of net insurance proceeds received by Landlord for restoration), subject to applicable laws and insurance requirements, and the Rent until such repairs shall be apportioned according to the part of the Premises which is tenantable.

            (b) If the Premises are destroyed or are rendered wholly untenantable by fire or other cause, or are partially damaged so that the damage cannot reasonably be repaired by Landlord within 120 days of the date of the damage, or if the Building shall be so damaged that Landlord shall elect not to restore the same but to demolish it or rebuild it, then in any of such events Landlord may, within 45 days after such casualty, give Tenant a notice in writing of intention to terminate this Lease, and thereupon the Term shall expire, effective the date of the casualty, and Tenant shall vacate the Premises and surrender the same to Landlord within a reasonable time after receipt of Landlord's notice. If Landlord does not elect to terminate this Lease, the provisions of subsection (a) shall govern.

            (c) Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the releasor or anyone claiming through or under the releasor by way of subrogation or otherwise) for any loss or damage to property of the releasor, or anyone claiming through or under the releasor, caused by fire or any of the extended coverage casualties, to the extent of insurance proceeds received by the releasor.

            (d) Landlord shall not be liable for any damage to, or be required (under any provision of this Lease or otherwise) to repair, restore or replace, any property in the Premises or be liable to Tenant for damage arising from rain or snow or from the bursting, overflowing or leakage of water, steam or gas pipes or defect in the plumbing, HVAC, mechanical or electrical systems of the Building, except for Landlord's negligence or breach of this Lease, or from any act or neglect of any other tenant or occupant in the Building.

      16. EMINENT DOMAIN. (a) If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if any substantial part thereof of the Building is so acquired or condemned as to render the Premises untenantable, or so that Landlord elects not to restore the Building but to demolish or rebuild it, then and in that event, the Term shall cease and terminate from the date of taking, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term, nor a claim to any part of an award in such proceeding, and rent shall be adjusted and paid to the date of such termination; provided, however, that Tenant may claim against the authority for Tenant's moving costs and the value of Tenant's property taken.

            (b) In the event of any other condemnation of a part of the Building or Premises, this Lease shall remain in effect, but the Rent shall be prorated based on that portion of the Premises which remains tenantable and Landlord shall diligently repair the damage to the Building (to the extent of net condemnation proceeds received by Landlord for restoration), subject to applicable laws and insurance requirements.

      17. SUBLETTING. (a) Tenant shall not sublease all or any part of the Premises, or suffer or permit the Premises or any part thereof to be subleased to or used by others, without the prior written consent of Landlord in each instance. If the Premises or any part thereof be sublet to or occupied by anybody other than Tenant, Landlord may, at Landlord's option, collect rent from the subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the subtenant or occupants, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to sublet shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further subletting.

            (b) If Tenant desires to sublease all or substantially all of the Premises, Tenant shall first give notice to Landlord of the proposed transaction and the term thereof, and Landlord shall have the right, by notice to Tenant within 30 days after receipt of Tenant's notice, to terminate this Lease. If Tenant desires to sublease less than substantially all of the Premises, Tenant shall first give notice to Landlord as aforesaid, and Landlord shall have the right to terminate this Lease with respect to the portion of the Premises proposed to be subleased, as of the intended effective date of the proposed sublease; provided however that upon receipt of a termination notice under this sentence, Tenant may, by notice to Landlord within ten days thereafter, withdraw its partial subleasing request, in which event the termination notice shall be deemed rescinded. If Landlord exercises its right to terminate this Lease with respect to such portion of the Premises, then (i) the Base Rent and Tenant's Proportionate Share shall be proportionally reduced, and an adjustment shall be made for amounts, if any, paid in advance and applicable to the portion of the Premises no longer leased by Tenant, and (ii) the number of parking spaces available for Tenant's use pursuant to Section 11 hereof shall be proportionally reduced. If Landlord elects not to so terminate this Lease, then Landlord shall not unreasonably withhold its consent to the proposed subletting.

            (c) Anything herein to the contrary notwithstanding, without Landlord's prior consent but upon at least ten days' prior notice to Landlord, Tenant may sublease part or all of the Premises to an entity, which controls, is controlled by or under common control with Tenant, as the term "control" is construed under the Federal securities laws.

      18. FEES AND EXPENSES. (a) If Tenant shall default in the observance or performance of any term or covenant of this Lease, Landlord may, after ten days' notice to Tenant to cure the default and failure of Tenant to cure the same within such period, or at any time thereafter without notice in event of emergency, perform the same for the account of Tenant. If Landlord makes any expenditures or incurs any obligations in connection with a default by Tenant, including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding against Tenant, such sums paid or obligations incurred, with interest (as provided below) and costs, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten days of rendition of any bill or statement to Tenant hereunder.

            (b) Any Rent not paid by Tenant within 20 days after the due date thereof, shall thereafter be payable with interest at the rate of 2% per annum in excess of the prime or base rate of The Chase Manhattan Bank of Connecticut (or its successor) in effect from time to time, from the due date to the date of payment.

      19. NO REPRESENTATIONS BY LANDLORD, ETC. (a) Landlord and Landlord's agents have made no representations or promises with respect to the Building or the Premises, including the uses permitted under applicable law, except for representations herein expressly set forth.

            (b) Tenant shall defend, indemnify and hold harmless Landlord, its employees, agents and contractors against and from all liabilities, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord or such other persons by reason of any of the following occurring during the Term or prior thereto when Tenant has been given access to the Premises: (i) any work or thing done in the Premises by or at the request of Tenant, its employees or agents; (ii) any negligence or wrongful act or omission of Tenant, its employees or agents; (iii) any accident, injury, loss or damage to any person or property occurring in the Premises, except if due to the negligence of Landlord, its employees or agents; and (iv) any failure on the part of Tenant to comply with any of the terms of this Lease.

            (c) Any provision of this Lease which requires Landlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff or termination to Tenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

            (d) Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Building for the collection of a judgment in the event of a default by Landlord hereunder, and no other property or assets of Landlord or any officer, director or partner of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

            (e) The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise.

            (f) Each party's obligations under this Lease shall survive the Expiration Date or sooner termination of the Term, as same may be extended hereunder.

            (g) The Building may be designated and known by any name Landlord may choose, and such name or designation may be changed from time to time in Landlord's sole discretion.

      20. QUIET ENJOYMENT. (a) Upon Tenant paying the Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to any ground lease and mortgages as hereinbefore provided.

            (b) If Tenant retains possession of the Premises or any part thereof after the Expiration Date or earlier termination date without the written consent of Landlord, Tenant's occupancy shall be under all of the terms and conditions of this Lease, except that (i) the tenancy shall be at will, terminable by either party on ten days' written notice; (ii) the Base Rent shall be equal to the greater of (x) 150% of the Base Rent payable at the termination date, and (y) the then fair market rent for the Premises; and (iii) Tenant shall indemnify and hold Landlord harmless for all damages sustained and liabilities incurred by Landlord as a result of Tenant's continued occupancy beyond ten days after Landlord's notice to Tenant under this subsection.

      21. DEFAULT. (a) If (i) Tenant defaults in the payment when due of any installment of Rent, or (ii) Tenant defaults in fulfilling any other covenant of this Lease and Tenant fails to remedy such default within 20 days after notice by Landlord to Tenant specifying the nature of such default (or if the said default cannot be completely cured or remedied within said 20-day period and Tenant shall not have diligently commenced curing such default within such 20-day period and shall not thereafter in good faith diligently proceed to remedy or cure such default), then Landlord may, by notice to Tenant, cancel this Lease, and this Lease and the Term hereunder shall end and expire as fully and completely as if the date of cancellation were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof. Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            (b) If (i) the notice provided for in subsection (a) above shall have been given and the Term shall expire as aforesaid, or (ii) Tenant shall make default in payment of the Base Rent or any part of same or in making any other payment herein provided for a period of ten days after notice by Landlord to Tenant of such default, then and in any of such events, Landlord may, without notice, re-enter the Premises, and dispossess Tenant, and the legal representative of Tenant or other occupant of the Premises, by summary proceedings or otherwise, and remove their effects and hold the Premises as if this Lease had not been made, but Tenant shall remain liable for damages as hereinafter provided.

      22. REMEDIES OF LANDLORD. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for reasonable counsel fees, brokerage and/or putting the Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Premises or any part or parts thereof; either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions of free rent; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord any deficiency between (i) the Rent hereby reserved and/or covenanted to be paid, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. There shall be added to such deficiency such expenses as Landlord may incur in connection with re-letting the Premises, including without limitation, counsel fees, brokerage commissions and expenses incurred in maintaining the Premises in good order and in connection with renovating and preparing the same for re-letting. Any such rent deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In addition, Landlord shall have the alternative of commencing suit against Tenant at any time for an amount equal to the Rent reserved for the balance of the Term less the fair rental value of the Premises for the same period. Landlord, at its option, may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord considers advisable for the purpose of re-letting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The failure of Landlord to re-let the Premises or any part thereof shall not release or affect Tenant's liability for continued rent or damages hereunder nor shall Landlord in any event be liable in any way whatsoever for failure to re-let the Premises; provided, however, that, to the extent required by Connecticut law, Landlord shall make commercially reasonable efforts to re-let the Premises. In the event of a breach by Tenant of any of the covenants or provisions hereof; Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

      23. RIGHT TO EXHIBIT PREMISES AND ACCESS TO PREMISES. (a) Landlord reserves the right to enter the Premises and exhibit same at any reasonable time and upon reasonable notice (i) to prospective mortgagees, purchasers and ground lessees, and (ii) to prospective tenants at any time within 180 days prior to the expiration of the Term.

            (b) Landlord reserves the right to have its employees and agents enter the Premises at any reasonable time (and at any time in case of emergency) in order to gain access to any utility area, which utility area contains equipment and systems for the Building, and in order to effect necessary repairs and replacements.

            (c) Landlord shall exercise all access rights to the Premises available under this Lease, in each instance, upon reasonable advance notice to Tenant, in a manner consistent with Tenant's reasonable security requirements and in a manner which does not unreasonably interfere with Tenant's business operations, except in any event in case of emergency.

      24. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with such Rules and Regulations as Landlord's's agents may, from time to time, adopt.

      25. BROKERAGE. Tenant warrants and represents it has not had or dealt with any realtor, broker or agent in connection with the negotiation of this Lease, except for the Broker, and agrees to pay and to hold Landlord harmless from any cost, expense or liability (including costs of suit and attorneys' fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof, other than a claim of the Broker and a claim based upon any written agreement between such person and Landlord. Landlord represents that it has not entered into a written agreement with any broker other than the Broker, with respect to the leasing of the Building and which is in effect this date. Landlord shall indemnify and hold Tenant harmless from any claim of the Broker (except for a claim based on an agreement between Tenant and the Broker) and of any other broker with whom Landlord has an agreement, all with respect to this Lease.

      26. FORCE MAJEURE. Landlord and Tenant, respectively, shall not be in default hereunder if such party is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, including, without limitation, any obligations to supply any service hereunder, or any obligations to make repairs or replacements hereunder, if such party is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental preemption-emption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its reasonable control. Such inability or delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of rents or Additional Rents payable hereunder. Tenant shall not, however, be excused hereunder from the prompt and full payment of Base Rent or Additional Rent for any cause specified in this Section.

      27. SECURITY DEPOSIT. Tenant will deposit a security deposit with the Landlord in the amount of $11,895.83, which is not to be applied toward the tenant's rent.

      28. LEASE STATUS AND NOTICE. (a) Upon request of Landlord from time to time, Tenant will execute and deliver to Landlord an instruments prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party. Such estoppel certificate required by any party with whom Landlord is dealing may be in somewhat altered form from the above terms.

            (b) Any notice, demand, consent, approval, directions, agreement or other communication required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:

      If to Landlord:   Principal Mutual Life Insurance Company
                        c/o Northeast Equity Asset Management Team
                        711 High Street
                        Des Moines, Iowa 50392

      With Copies to:   Servus Management Corporation
                        Manager for Principal Mutual Life Insurance Company
                        One Financial Plaza
                        Hartford, CT 06103

      If to Tenant:     Open Solutions, Inc.
                        300 Winding Brook Drive
                        Glastonbury, Connecticut 06033

      With a copy to:   N/A

or to such changed address or facsimile number as a party hereto shall designate to the other parties hereto from time to time in writing. Notices shall be (i) personally delivered (including delivery by Federal Express or other comparable nation-wide overnight courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery (or first business day thereafter if delivered other than on a business day or after 5:00 p.m. Eastern Standard Time to said offices); (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the date of deposit in the U. S. Mail; or (iii) sent by means of a facsimile transmittal machine, in which case they shall be deemed delivered at the time and on the date of receipt thereof confirmed by telephonic acknowledgement on first business day thereafter if receipted other than on a business day or after 5:00 p.m. Eastern Standard Time.

      29. ASSIGNS. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

            The word Landlord as used in this Lease means only the owner for the time being of Landlord's interest in this Lease. In the event of any assignment of Landlord's interest in this Lease, the assignor in each case shall no longer be liable for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed.

      30. OPTION TO EXTEND. (a) Tenant shall have one option to extend the Term for an additional period of five years upon all of the terms and conditions of this Lease, except that (i) the Base Rent during the extension Term shall be 95% of the fair rental value of the Premises at the date three months prior to the commencement of the extension Term; and (ii) there shall be no further option to extend beyond the expiration of such extension Term.

            (b) Tenant's option may be exercised only by notice of exercise given by Tenant to Landlord at least twelve months prior to the expiration of the then current Term. Failure to so exercise within such period shall render any subsequent attempted exercise void and of no effect, any principles of law to the contrary not withstanding. Tenant shall have no right to exercise its option to extend the Term, and any attempted exercise shall be void and of no effect, if: (i) the named Tenant has assigned this Lease or has at any time subleased, in the aggregate, more than 50% of the Premises to a party other than one controlling, controlled by or under common control with Tenant; or (ii) Tenant shall be in default hereunder and such default shall not have been cured at the time of the attempted exercise or, if such default occurs after Tenant's attempted exercise of the option, at the time of the proposed commencement of the extension Term.

            (c) In the event that the parties have not agreed upon the fair rental value of the Premises prior to the date three months before the commencement of the extension Term, such value shall be determined by arbitration in the City before a single arbitrator as follows:

                  (i) Landlord and Tenant shall have 15 days within which to select one mutually agreeable arbitrator. If Landlord and Tenant fail to agree on one arbitrator within the 15 day period, either party may promptly request the president of the local Board of Realtors to appoint an arbitrator for the matter, and said president's selection shall be binding upon Landlord and Tenant. Said president shall appoint as arbitrator an individual with the following qualifications: MAI credentials; ten years' experience in the business of appraising commercial real estate; generally recognized competence in the valuation of commercial rental properties in Hartford County; and has never been a direct or indirect employee or agent of either Landlord or Tenant.

                  (ii) Landlord and Tenant shall each submit to the arbitrator, in writing, a good faith determination of the fair rental value of the Premises.

                  (iii) The appraiser selected must choose either Landlord's or Tenant's good faith determination of the fair rental value of the Premises and the appraiser's choice shall be final and binding upon the parties. In determining the fair rental value of the Premises and which of Landlord's or Tenant's determinations to select, the appraiser shall consider all relevant factors. From the date of appointment, the arbitrator shall have 30 days within which to render a decision as to the fair rental value of the Premises. If the arbitrator fails to render a decision within the applicable 30-day period, either party shall have the right to apply to the American Academy of Arbitrators for a decision.

            Judgement upon the award rendered by the arbitrator shall be binding upon the parties and may be entered in any court of competent jurisdiction. The arbitrator shall determine the liability of the parties for the costs of the arbitration and may allocate counsel fees, witness fees and other costs between the parties.

      31. EXPANSION OPTION. (a) If, at any time during the Term, any space becomes available in the Building and if another tenant of the Building has not exercised a superior right to lease such space, Landlord shall so notify Tenant in writing and, provided that Tenant is not in default hereunder, Tenant shall have the right, exercisable upon written notice give to Landlord within 15 days after receipt of Landlord's notice, to lease such additional space (the "Expansion Space") upon all the terms and conditions contained herein, except that (i) Base Rent for the Expansion Space shall be the fair rental value of the Expansion Space as of the date of Landlord's notice; and (ii) Tenant's Proportionate Share shall be increased, based upon the ratio of the rentable square footage of the Expansion Space to the rentable square footage of the Building. Landlord's notice shall include a statement of Landlord's reasonable estimate of the fair rental value of the Expansion space. If the parties have not agreed upon the fair rental value of the Expansion Space at the time Tenant exercises its option to lease same, such value shall be determined by arbitration, as provided in Section 30 hereof.

      (b) If Tenant fails to exercise its option to lease the Expansion Space within the 15-day period as set forth above, Landlord shall be free to lease the Expansion Space to any party upon any terms and conditions Landlord shall determine, from time to time during the Term, without any further obligation to Tenant under the Section. Subsequent to Tenant's failure to exercise its option, Tenant shall, within ten days after demand thereof by Landlord, confirm in writing that Tenant has declined to exercise such right.

      (c) Tenant shall have no right to exercise its option to lease the Expansion Space, and any attempted exercise shall be void and of no effect, if:
(i) the named Tenant has assigned this Lease or has at any time subleased, in the aggregate, more than 50% of the Premises to a party other than one controlling, controlled by or under common control with Tenant; or (ii) Tenant shall be in default hereunder and such default shall not have been cured at the time of the attempted exercise or, if such default occurs after Tenant's attempted exercise of the option, at the time of the proposed commencement of the lease of the Expansion Space.

      32. SIGNAGE. Tenant shall have the right to a listing in the lobby directory of the Building and on the entrance door of the Premises. Tenant shall have exterior signage on brick exterior or brick pedestal at the entrance, per approval of the Town of Glastonbury and prior approval of Landlord.

      33. SEVERABILITY. Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term of provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. The use of the term "herein" shall mean "in this Lease" unless the context clearly indicates otherwise.

      34. SURRENDER OF PREMISES. At the expiration of the Term, Tenant will peacefully yield up to Landlord the Premises, broom clean, in as good order and repair as when delivered to Tenant, damage by fire, casualty and ordinary wear and tear excepted. Any property left by Tenant in the Premises shall be deemed abandoned by Tenant.

      35. GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of Connecticut.

      36. LITIGATION EXPENSES. If any action, suit or proceeding is commenced under or in connection with this Lease, the losing party shall pay to the prevailing party, and the prevailing party shall be entitled to an award for, attorneys' fees, court costs and other litigation expenses incurred by the prevailing party in connection with such action, suit or proceeding.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seal the year and day first above written.


                                 LANDLORD:
                                 Principal Mutual Life Insurance Company
WITNESSES:                       an Iowa Corporation

/s/ Suzanne M. Baushouk          /s/ Michael S. Duffy     /s/ Ronald B. Franklin
-----------------------------    -----------------------------------------------

/s/ Marianne McCarty             Its:
-----------------------------    Michael S. Duffy         Ronald B. Franklin
                                 Assistant Director       Director
                                 Commercial Real Estate/  Commercial Real Estate
                                 Equities                 Loan Administration


WITNESSES:                       TENANTS:
                                 Open Solutions, Inc.

/s/ Katherine Holbrook           /s/ Clifford I. Waggoner
-----------------------------    -----------------------------------------------
                                 Clifford I Waggoner
                                 Vice President
-----------------------------


-----------------------------


-----------------------------    -----------------------------------------------

                                    EXHIBIT A

                              [GRAPHIC: Floor Plan]

                                    EXHIBIT B

                       LEGAL DESCRIPTION OF REAL PROPERTY

      A certain parcel of land situated in the Town of Glastonbury, County of Hartford and State of Connecticut shown as lot No. 2 and 12' Right of Way on a map filed in the Town Clerk's office in Glastonbury, Connecticut, titled: Salmon Brook Corporate Park Subdivision Map, Glastonbury, Connecticut, sheet 1 of 3 No. A-SI-59-S-1, scale 1" - 40', dated 1/12/82, rev. 8/3/82 by Luchs & Beckerman, C.E.'s and also shown on a map to be filed in the Town Clerk's office in Glastonbury, Connecticut, titled: Map prepared for Coeur d'Alene Development, Inc., Glastonbury, Connecticut, No. A-84-60, scale 1" - 40', dated 7/18/84,. rev. 9/17/84 by Luchs & Beckerman, C.E.'s to which maps reference is taken herein, being more particularly bounded and described as follows:

      Beginning at a point on the southeasterly line of Winding Brook Drive on the division line between land now or formerly of Amica Mutual Insurance Company and the land described, said point being the northeasterly corner of the within described parcel;

      thence running S10(degree) 27' 42"E 15.53 feet to a point, thence S10(degree) 24' 36"E 673.51 feet to a point, and thence S80(degree)18' 27"W 7.84 feet, all along land now or formerly of said Amica Mutual Insurance Company, to a point on the northerly line of Connecticut Route 94 also known as Hebron Avenue;

      thence running in general westerly direction following an arc having a radius of 1,004.93 feet and an interior angle of 3(degree) 32' 05", said arc turning to the left, for a distance of 62.00 feet along said northerly line of Connecticut Route 94 also known as Hebron Avenue to a point;

      thence running N54(degree) 46' 12"W 114.29 feet to a point, and thence in general northwesterly direction following an arc having a radius of 1,044.00 feet and an interior angle of 16(degree) 23' 34", said arc turning to the left, for a distance of 298.70 feet, all along northeasterly line of Connecticut Route 2, State of Connecticut o a point;

      thence running N19(degree) 21' 00"E 248.00 feet to a point, and thence N10(degree) 33' 14"W 181.11 feet, all along lot No. 1, now or formerly of Chinook Salmon Associates Limited Partnership, to a point on the southerly line of Winding Brook Drive;

      thence running in general easterly direction following an arc having a radius of 1,001.65 feet and an interior angle of 9(degree) 25' 10", said arc turning to he left, for a distance of 164.67 feet to a point, and thence in general northeasterly direction following an arc having a radius of 600.00 feet at an interior angle of 9(degree) 37' 02", said arc turning to the left, for a distance of 100.71 feet, all along said southerly and southeasterly line of Winding Brook Drive to the point of beginning.

                                    EXHIBIT C

                          TENANT IMPROVEMENT ALLOWANCE

      1. (a) Tenant shall, at Tenant's expense, submit to Landlord final and complete dimensioned and detailed plans and drawings of partition layouts (including openings, ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Premises in accordance with this Exhibit C (such plans are collectively referred to herein as "Tenant's Plans"). The partition layout, and ceiling and lighting layout plans shall be l'0" = 1/8" scale. Tenant shall submit Tenant's Plans and any other plans required by this Exhibit C to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City, and such plans shall be signed and sealed by an architect licensed in the State of Connecticut;

            (b) Within ten days after receipt thereof, Landlord shall approve Tenant's Plans or designate by notice to Tenant the specific changes required to be made to Tenant's Plans. This procedure shall be repeated until Tenant's Plans are finally approved by Landlord, which approval shall not be unreasonably withheld or delayed.

            (c) All plans, drawings and specifications with respect to the Premises required to be submitted by Tenant to Landlord shall comply with and conform with the Building plans filed with the Department of Buildings and with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or Premises. Tenant shall prepare drawings in accordance with pre-existing conditions and field measurements.

            (d) Landlord's review of Tenant's Plans is solely to protect the interests of Landlord in the Building and the Premises, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant's Plans or the compliance of Tenant's Plans with applicable requirements of Governmental Authority.

            (e) All visible office space from the building lobby must be builtout and completed within the first three months of occupancy in a Class A manner.

      2. (a) Tenant shall select a general contractor (the "Contractor"), subject to the approval of Landlord, which approval will not be unreasonably withheld and shall be granted within five business days of request for such approval.

            The construction contract will require that before starting work, the Contractor shall obtain and deliver to Landlord final and unconditional waivers of mechanic's liens concerning the work for all labor and services to be performed and all material to be furnished in connection with the work, signed by the Contractor and all subcontractors, suppliers, and laborers to become involved in the work.

            (b) Landlord shall provide Tenant access to the premises before the commencement date for the purpose of tenant improvements.

            All provisions shall be in effect except rent which is not due untile the commencement date.

            (c) In the event that Tenant requests any changes to Tenant's Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building's structure, systems, equipment or appearance.

            (d) The "Allowance" will be applied to the cost of construction of the Tenant Improvements and for no other purpose. The Allowance shall be an amount up of $16,880.00. Landlord shall pay Tenant $16,880.00 upon Tenant's verification that Tenant paid at least $16,880.00 toward ceiling and lighting retrofit.

      3. (a) All the Tenant Improvements shall be in accordance with the rules and regulations of any governmental department or bureau having jurisdiction thereover and shall not conflict with, or be in violation or cause any violation of; Landlord's basic Building plans and/or the construction of the Building, and all the Tenant Improvements shall be completed free of all liens and encumbrances. All permits which may be required by Landlord for the Tenant Improvements shall be procured and paid for by Tenant.

            (b) Upon completion of the Tenant Improvements, Tenant will remove all debris and excess materials from the Building and the Premises.

            (c) In the event Tenant or the Contractor shall enter upon the Premises or any other part of the Building, as may be permitted by Landlord, Tenant shall indemnify and save Landlord free and harmless from and against any and all claims arising from or out of any entry thereon or the performance of the Tenant Improvements and from and against any and all claims arising from or claimed to arise from any act or neglect of Tenant or Tenant's Representatives or from any failure to act, or for any other reason whatsoever arising out of said entry or such work. As a condition to Landlord's permission to Tenant to make any of the Tenant Improvements in the Premises, Landlord may require that Tenant agree with Landlord as to the fixing of the Commencement Date of this Lease.

      4. Tenant accepts the Premises in its "as is" condition and acknowledges that it has had an opportunity to inspect the Premises before executing this Lease.

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

                             300 WINDING BROOK DRIVE

            1. The sidewalks, entries, passages, court corridors, stairways and elevators shall not be obstructed by Tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites.

            2. All safes or other heavy articles shall be carried up or into the premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any equipment or from overloading any such safe or other heavy article. Any damage done to the Building by taking in or removing any equipment or from overloading any floor in any way shall be paid by the Tenant. Defacing or injuring in any way any part of the Building by the Tenant, his invitees, agents or employees, shall be paid for by the Tenant.

            3. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to the premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord, a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefor.

            4. No sign, advertisement or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place as shall first be designated by Landlord, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. Tenant suite identification on or adjacent to entry doors will conform to standards established by Landlord and must be installed by Landlord at Tenant's expense. A directory in a conspicuous place, with the names of the Tenants, will be provided by Landlord, any necessary revision in Tenant's name shall be made by Landlord within a reasonable time after notice from the Tenant, and upon payment of a standard fee. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant at the expense of Tenant.

            5. Tenant shall have the non-exclusive use in common with the Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the building tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Tenant and its employees. Landlord shall not be liable for any vehicle of the Tenant or its employees that the Landlord shall have towed from the premises when illegally parked. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles. Tenant agrees that Tenant and employees of Tenant shall not park on off-site surrounding property, whether publicly or privately owned, without the written consent of the owner of such surrounding property.

            6. No Tenant shall do or permit anything to be done in said premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

            7. The janitor of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to said Demised Premises.

            8. No additional locks shall be placed upon any doors without the written consent of the Landlord. All keys to the Demised Premises and the Building Security Card Keys (if any) shall be furnished by the Landlord in a reasonable number commensurate with the square footage leased. Additional keys and Building Security Card Keys (if any) shall be furnished at Tenant cost. Upon termination of this lease, all keys and Building Security Card Keys (if any) shall be surrendered, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors and vaults.

            9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any of the Tenants.

            10. No person shall disturb the occupants of the Building by the use of any musical instruments, radios, televisions, phonographs, tape players, etc., the making of unreasonable noises, odors, vibrations or any other unreasonable use of the Building. No dogs or other animals or pets of any kind will be allowed in the Building.

            11. The water closets and other fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

            12. No bicycles or similar vehicles will be allowed in the Building.

            13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

            14. Tenant shall not be permitted to use or to keep in the Building any flammable or explosive materials.

            15. If any Tenant desires, at his cost, telegraphic, telephonic, or other electric connections, Landlord or its agents will direct the electricians (which must be approved in advance by Landlord) as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

            16. If Tenant desires shades, draperies or other window treatment, they must be of such shape, color, material and make as shall conform with other window treatment within the Building, shall be purchased and installed at the sole cost and expense of Tenant, and shall be approved in advance by Landlord.

            17. Landlord or its agents shall have the right to enter the premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

            18. Landlord or its agents may show said premises and may place on the windows or doors thereof; or upon the bulletin board, a notice "For Rent" for six (6)months prior to the expiration of the lease.

            19. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken shall be immediately replaced or repaired by Landlord at the sole cost and expense of Tenant.

            20. Tenant shall not install or authorize the installation of any vending machines, food or beverage preparation machines or dispensing devices, nor shall Tenant authorize the delivery of food or beverage to the Building, without Landlord's prior written approval. Landlord shall have the right to rescind this approval, if given, without liability to Tenant for reimbursement of any Tenant costs or expenses.

            21. Landlord reserves the right at any time to take one elevator out of service to Tenants for exclusive use by the Building management in servicing the Building.

            22. No cooking shall be done or permitted by any tenant on the Demised Premises, nor shall the Demised Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any unlawful, improper, objectionable or immoral purpose.

            23. Tenant shall not disturb any occupant of the Building, or canvas or conduct surveys within the Building (without the prior written consent of Landlord), and shall cooperate to prevent same.

            24. Landlord reserves the right to exclude or expel from the Building any person

                            FIRST AMENDMENT TO LEASE

      This FIRST AMENDMENT TO LEASE (this "Amendment"), is dated as of January 27, 1998, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation having an office at 711 High Street, Des Moines, Iowa ("Landlord"), and OPEN SOLUTIONS, INC. a Connecticut corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut ("Tenant').

                                     R E C I T A L S:

      A. Pursuant to a certain Lease dated February 29, 1996 (the "Lease"), between Landlord and Tenant, Landlord leased to Tenant certain space in the building located at 300 Winding Brook Drive, Glastonbury, Connecticut (the "Property").

      B. Landlord has agreed to expand the parking area at the Property, and Tenant has agreed to bear its proportionate cost of such expansion by agreeing to increase its existing Annual Base Rent (as defined in the Lease). In consideration therefor, Tenant shall be permitted to use the expansion parking area in accordance with the terms of the Lease.

      C. Landlord and Tenant wish to amend the Lease to provide for such increase in Annual Base Rent, all as more particularly provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Lease, Landlord and Tenant agree as follows:

      1. Amendments to Lease, Effective as of November 1, 1997, Landlord and Tenant hereby amend the Lease as follows:

      (a) The following definition of "Additional Parking Rent" is added to the Lease as Section 2(vii):

      (vii) Additional Parking Rent:

       Period             Annual Additional Parking Rent  Monthly Installment
       ------             ------------------------------  -------------------

       December 1, 1997-  $2,569.50                       $214.13
       November 1, 2002

      (b) The following language is added to the end of Section 5:

      Tenant shall pay to Landlord Additional Parking Rent without demand and without setoff or deductions of any kind, in the monthly installments set forth in Section 2(vii), in advance, on the first day of each calendar month of the Term commencing on the first to occur of (i) December 1,1997, or (ii) the Additional Parking Completion Date (as defined below), in either case, at the address of Landlord stated above or such other place as Landlord may designate in writing from time to time. In the event of the termination of the Term prior to November 1, 2002, all unpaid installments of Additional Parking Rent shall become immediately due and payable. For purposes of this Lease, the "Additional Parking Completion Date" shall mean the date on which the 42-space addition to the existing parking area at the Property is substantially completed and available for use by Tenant. If the Additional Parking Commencement Date shall be any day other than the first day of a calendar month, then, Tenant shall pay Additional Parking Rent for such calendar month prorated on a per diem basis, and the final payment of Additional Parking Rent shall be reduced by the amount of such prorated payment.

      2. Miscellaneous.

      (a) Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Lease. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail. Except as amended specifically by this Amendment, all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, and are hereby ratified and affirmed by Landlord and Tenant.

      (b) This Amendment shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties thereto.

      (c) All terms capitalized herein and not defined herein shall have the meanings ascribed to such terms in the Lease.

      (d) This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement.

      (e) The recitals set forth at the beginning of this Amendment and the schedules attached hereto are incorporated in and made a part of this Amendment by this reference.

      (f) Landlord and Tenant each represent and warrant that they have the authority to enter into this Amendment without the consent, joinder or approval of any other party.

           (Remainder of Page Intentionally Left Blank; Signature Page Follows)

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the day and year first written above.

Witnesses:                             LANDLORD:

                                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


/s/ Katie M. Michael                   By: /s/ Scott D. Harris
------------------------------             ------------------------------------
                                       Name: Scott D. Harris
                                       Title: Assistant Director
                                              Commercial Real Estate/Equities

/s/ [Illegible]                        By: /s/ R. L. Minear
------------------------------             ------------------------------------
                                       Name: R. L. Minear
                                       Title: Director
                                              Corporate Real Estate
------------------------------
                                       TENANT:

Witnesses:                             OPEN SOLUTIONS, INC.


/s/ [Illegible]                        By: /s/ Debra M. Dubrowski
------------------------------             ------------------------------------
                                       Name: Debra M. Dubrowski
                                       Title: Controller
------------------------------

STATE OF IOWA   )
                ) ss. Des Moines
COUNTY OF       )

      On this the 27th day of January, 1998, before me, Susan Wieland, the undersigned officer, personally appeared Scott D. Harris, who acknowledged himself to be the Asst. Director of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, a corporation, and that he/she, in such capacity being authorized so to do executed the foregoing instrument as his/her free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of such corporation by himself/herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand.


                                          /s/ Susan Wieland
                                          ------------------------------
                                          Notary Public
                                          My Commission expires: _______
                                          [Affix Notarial Seal]

                                          [LOGO] SUSAN WIELAND
                                                 MY COMMISSION EXPIRES
                                                 July 28, 2000
STATE OF IOWA   )
                ) ss. Des Moines
COUNTY OF       )

      On this the 27th day of January, 1998, before me, Susan Wieland, the undersigned officer, personally appeared R.L. Minear, who acknowledged himself to be the Director of PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, a corporation, and that he/she, in such capacity being authorized so to do executed the foregoing instrument as his/her free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of such corporation by himself/herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand.


                                          /s/ Susan Wieland
                                          ------------------------------
                                          Notary Public
                                          My Commission expires: _______
                                          [Affix Notarial Seal]

                                          [LOGO] SUSAN WIELAND
                                                 MY COMMISSION EXPIRES
                                                 July 28, 2000

STATE OF        )
                ) ss.
COUNTY OF       )


      On this the ___ day of _____________,1997, before me, ________________ the undersigned officer, personally appeared ______________________ who acknowledged himself/herself to be the _____________________________ of OPEN SOLUTIONS, INC. a Connecticut corporation, and that he/she, in such capacity being authorized so to do, executed the foregoing instrument as his/her free act and deed and the free act and deed of such corporation for the purposes contained therein by signing the name of the partnership by himself/herself as such
_________________________

      IN WITNESS WHEREOF, I hereunto set my hand.

                                       ____________________________________
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission expires:_________
                                       [Affix Notarial Seal]

                            SECOND AMENDMENT TO LEASE

      This SECOND AMENDMENT TO LEASE (this "Amendment"), is dated as of May 25, 1999, by and between PRINCIPAL LIFE INSURANCE COMPANY, formerly known as Principal Mutual Life Insurance Company, an Iowa corporation, having an address at c/o Principal Capital Management, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450 ("Landlord"), and OPEN SOLUTIONS, INC. a Connecticut corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut ("Tenant").

                                    RECITALS:

      A. Pursuant to a certain Lease dated February 29,1996, as amended by First Amendment to Lease dated July 1, 1998 (the "Lease"), between Landlord and Tenant, Landlord leased to Tenant certain space consisting of approximately 14,275 rentable square feet in the first floor of the building (the "Original Space") located at 300 Winding Brook Drive, Glastonbury, Connecticut (the "Property").

      B. Landlord and Tenant wish to amend the Lease to increase the size of the leased premises and in certain other particulars.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Lease, Landlord and Tenant agree as follows:

      1. Additional Space. In addition to the Original Space leased to Tenant under the Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord effective as of August 1, 1999, for the terms and upon the rentals set forth in the Lease, except as otherwise set forth in this Second Amendment, the premises consisting of approximately 3,032 rentable square feet on the second
(2nd) floor of the Property (the "Additional Space") as shown on Exhibit A-1 attached hereto and made a part hereof. Tenant agrees to accept the Additional Space as is, in the condition presently existing, and Landlord shall have no obligation to make any repairs, alterations or improvements with respect to the Additional Space.

      2. Space Layout. The Lease is hereby amended to add Exhibit A-1 to Exhibit A of the Lease so that all references in the Lease to Exhibit A shall be deemed to be references to Exhibit A and Exhibit A-1.

      3. Premises. The definition of "Premises" set forth in Paragraph 1. of the Lease is hereby amended to include for all purposes the Original Space and the Additional Space.

      4. Additional Space Rent. The following definition of "Additional Space Rent" is added to the Lease as Paragraph 2, Section (vii):

            (vii) Additional Space Rent:

            Period             Annual Additional Space Rent  Monthly Installment
            ------             ----------------------------  -------------------

            August 1, 1999 -   $57,608.00                    $4,800.67
            April 30, 2003

      5. Rent. All references to Base Rent in the Lease and herein shall for all purposes include Additional Space Rent (so that Base Rent, Additional Space Rent, Additional Rent and every other amount payable by Tenant under the Lease and hereunder shall be collectively referred to as "Rent").

      6. Tenant's Proportionate Share. The Tenant's Proportionate Share as defined in Section 2 (iii) of the Lease is hereby amended to be 56.04% for the purpose of determining the Additional Rent under the Lease and for every other purpose. The Tax Base Year and the Base Year with respect to the Additional Space shall be the same as for the Original Space.

      7. Effective Date. The amendments and agreements set forth in Sections 1 through 7 above shall be effective as of August 1, 1999.

      8. Term. The term for the Additional Space shall commence on August 1, 1999 and shall expire on the Expiration Date (April 30, 2003).

      9. Brokerage. Section 25 of the Lease is hereby amended by the addition of the following: For the purpose of the Second Amendment and the leasing of the Additional Space, the reference to Broker in this Section 25 shall mean Servus Brokerage Company, LLC.

      10. Miscellaneous.

            (a) Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Lease. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail. Except as amended specifically by this Amendment, all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, and are hereby ratified and affirmed by Landlord and Tenant.

            (b) All terms capitalized herein and not defined herein shall have the meanings ascribed to such terms in the Lease.

            (c) This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement.

            (d) The recitals set forth at the beginning of this Amendment and the schedules attached hereto are incorporated in and made a part of this Amendment by this reference.

            (e) Landlord and Tenant each represent and warrant that they have the authority to enter into this Amendment without the consent, joinder or approval of any other party.

            (f) This Amendment shall be binding upon and inure to the benefit of the heirs, executors, administrators. successors and assigns of the respective parties thereto.

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the day and year first written above.

Witnesses:                         LANDLORD:

                                   PRINCIPAL LIFE INSURANCE COMPANY,
                                   an Iowa corporation

                                   By:   Principal Capital Management, LLC, a
                                         Delaware limited liability company, its
                                         authorized signatory


/s/ Judy Cline                           By: /s/ George Vogt Jr.
-------------------------------              --------------------------------
Name:                                        Name: Jay Vogt
                                             Its:  Vice President
/s/ [Illegible]                                    Equity Asset Management
-------------------------------
Name:


                                         By:
-------------------------------              --------------------------------
Name:                                        Name:
                                             Its:

                                   TENANT:

Witnesses:                         OPEN SOLUTIONS, INC.


/s/ Kathleen H. Callahan                 By: /s/ John L. Person
-------------------------------              --------------------------------
Name: Kathleen H. Callahan                   Name: John L. Person
                                             Its: President


/s/ Lauren S. Wright
-------------------------------
Name: Lauren S. Wright


-------------------------------

STATE OF IOWA      )
                   ) ss. Des Moines
COUNTY OF Polk     )

      On this the 16 day of June, 1999, before me, Nancy S. Niece, the undersigned officer, personally appeared George Vogt, Jr., who acknowledged himself/herself to be the Vice President of Principal Capital Management, LLC, a Delaware limited liability company, authorized signatory of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, and that he/she, in such capacity being authorized so to do, executed the foregoing instrument as his/her free act and deed and the free act and deed of the limited liability company for the purposes contained therein by signing the name of such limited liability company by himself/herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand.

                                          /s/ Nancy S. Niece
                                          ------------------------------

                                          [Affix Notarial Seal]
                                          Notary Public

                                          [LOGO] NANCY S. NIECE
                                                 MY COMMISSION EXPIRES
                                                 June 23, 2001
STATE OF IOWA      )
                   ) ss. Des Moines
COUNTY OF          )

      On this the ___ day of __________, 1999, before me, ________________, the undersigned officer, personally appeared _____________________, who acknowledged himself/herself to be the _______________ of Principal Capital Management, LLC, a Delaware limited liability company, authorized signatory of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, and that he/she, in such capacity being authorized so to do, executed the foregoing instrument as his/her free act and deed and the free act and deed of the limited liability company for the purposes contained therein by signing the name of such limited liability company by himself/herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand.


                                          ------------------------------

                                          [Affix Notarial Seal]
                                          Notary Public

STATE OF Connecticut   )
                       ) ss. Glastonbury
COUNTY OF Hartford     )

      On this the 25th day of May, 1999, before me, Kathleen H. Callahan, the undersigned officer, personally appeared John L. Person, who acknowledged himself to be the President of OPEN SOLUTIONS, INC. a Connecticut corporation, and that he, in such capacity being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of such corporation for the purposes contained therein by signing the name of the partnership by himself as such President.

      IN WITNESS WHEREOF, I hereunto set my hand.

                                 /s/ Kathleen H. Callahan
                                 ------------------------------
                                 Commissioner of the Superior Court
                                 Notary Public My Commission Exp. Oct. 31, 2000 My Commission expires: ______________
                                 [Affix Notarial Seal]

                                   EXHIBIT A-1

                                ADDITIONAL SPACE


                                  Exhibit A-1-1

                                  EXHIBIT "A"-1

                              [GRAPHIC: Floor Plan]

                                                                            COPY

                            THIRD AMENDMENT TO LEASE

      This THIRD AMENDMENT TO LEASE (this "Amendment"), is dated September 16, 1999, by and between FOSTER PROPERTIES, LLC, a Connecticut Limited Liability Company, having an address at 100 Western Boulevard, Glastonbury, Connecticut. 06033 ("Landlord"), and OPEN SOLUTIONS, INC. a Connecticut corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut, 06033 ("Tenant").

                                    RECITALS:

      A. Pursuant to a certain Lease dated February 29, 1996, as amended by First Amendment to Lease dated July 1, 1998, as amended by Second Amendment to Lease dated May 25, 1999 (the "Lease"), between Landlord and Tenant, Landlord leased to Tenant certain space consisting of approximately 14,275 rentable square feet on the first floor of the building (the "Original Space") and additional space consisting of approximately 3,032 rentable square feet on the second floor of the building (the "First Additional Space") located at 300 Winding Brook Drive, Glastonbury, Connecticut (the "Property").

      B. Landlord and Tenant wish to amend the Lease to increase the size of the leased premises and in certain other particulars.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Lease, Landlord and Tenant agree as follows:

      1. Additional Space. In addition to the Original Space and the First Additional Space leased to Tenant under the Lease, and its amendments, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord effective as of November 1, 1999, for the terms and upon the rentals set forth in the Lease, except as otherwise set forth in this Third Amendment, the premises consisting of approximately 3,240 rentable square feet and 1,128 rentable square feet on the second (2nd) floor of the Property (the "Second Additional Space") as shown on Exhibit A-2 attached hereto and made a part hereof. Tenant agrees to accept the Additional Space as is, in the condition presently existing, and Landlord shall have no obligation to make any repairs, alterations or improvements with respect to the Second Additional Space.

      2. Space Layout. The Lease is hereby amended to add Exhibit A-2 to Exhibit A of the Lease and Exhibit A-1 of the Second Amendment To Lease, so that all references in the Lease to Exhibit A, shall be deemed to be references to Exhibit A, Exhibit A-1, and Exhibit A-2.

      3. Premises. The definition of "Premises" set forth in Paragraph 1. of the Lease is hereby amended to include for all purposes the Original Space, the First Additional Space and the Second Additional Space.

      4. Additional Space Rent. The following definition of "Second Additional Space Rent" is added to the Lease as Paragraph 2, Section (vii):

            (vii) Second Additional Space Rent:

Period               Annual Second Additional Rent  Monthly Installment
------               -----------------------------  -------------------
January 1, 2000 -    $82,992.00                     $6,916.00
April 30, 2003

      5. Rent. All references to Base Rent in the Lease and herein shall for all purposes include Second Additional Space Rent (so that Base Rent, First Additional Space Rent, Second Additional Space Rent, Additional Rent and every other amount payable by Tenant under the Lease and hereunder shall be collectively referred to as "Rent").

      6. Tenant's Proportionate Share. The Tenant's Proportionate Share as defined in Section 2 (iii) of the Lease is hereby amended to be 70.19% for the purpose of determining the Additional Rent under the Lease and for every other purpose. The Tax Base Year and the Base Year with respect to the Additional Space shall be the same as for the Original Space and First Additional Space.

      7. Effective Date. The amendments and agreements set forth in Sections 1 through 7 above shall be effective as of November 1, 1999.

      8. Term. The Term for the Additional Space shall commence on November 1, 1999 and shall expire on the Expiration Date (April 30, 2003).

      9. Brokerage. Section 25 of the Lease is hereby amended by the addition of the following: For the purpose of the Third Amendment and the leasing of the Additional Space, the reference to Broker in this Section 25 shall mean Servus Brokerage Company, LLC.

      10. Miscellaneous.

            (a) Except as expressly provided herein, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Lease. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail. Except as amended specifically by this Amendment, all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, and are hereby ratified and affirmed by Landlord and Tenant.

            (b) All terms capitalized herein and not defined herein shall have the meanings ascribed to such terms in the Lease.

            (c) This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement.

            (d) The recitals set forth at the beginning of this Amendment and the schedules attached hereto are incorporated in and made a part of this Amendment by this reference.

            (e) Landlord and Tenant each represent and warrant that they have the authority to enter into this Amendment without the consent, joinder or approval of any other party.

            (f) This Amendment shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties thereto.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed as of the day and year first written above.

Witnesses:                                LANDLORD:

                                          FOSTER PROPERTIES, LLC.
                                          a Connecticut Limited Liability
                                          Company

___________________________               By:______________________
Name:                                          Name:
                                               Its:

___________________________
Name:
                                          TENANT:
Witnesses:                                OPEN SOLUTIONS, INC.


/s/ Lauren S. Wright                      By: /s/ Jack Person
-------------------------------               -----------------------------
Name: Lauren S. Wright 9-16-99                Name: Jack Person
                                              Its: President


/s/ Debra Dubrowski Rooney
-------------------------------
Debra Dubrowski Rooney

STATE OF CONNECTICUT               )
                                   )     ss. Glastonbury
COUNTY OF HARTFORD                 )

      On this the _____ day of ____________, 1999, before me,
_____________________, the undersigned officer, personally appeared
_____________________________, who acknowledged himself to be the
___________________________ of Foster Properties, LLC, a Connecticut limited liability company, and that he, in such capacity being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the limited liability company for the purposes contained therein by signing the name of such limited liability company by himself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand.


                                         __________________________
                                         [Affix Notarial Seal}
                                         Notary Public

STATE OF CONNECTICUT               )
                                   )     ss. Glastonbury
COUNTY OF HARTFORD                 )

      On this the _____ day of ____________, 1999, before me,
_____________________, the undersigned officer, personally appeared
_____________________________, who acknowledged himself to be the
___________________________ of Open Solutions Inc., a Connecticut Corporation, and that he, in such capacity being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the limited liability company for the purposes contained therein by signing the name of such limited liability company by himself as such officer.


                                         __________________________
                                         [Affix Notarial Seal)
                                         Notary Public

                                   Exhibit A-2
                                    2nd Floor
                             300 Winding Brook Drive

                              [GRAPHIC: Floor Plan]